exhibit 99
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                                FONAR CORPORATION

Fonar MRI news @ aol . com                               Inventor of MR Scanning
For    Immediate   Release                               An   ISO  9001  Company

Contact:    Daniel  Culver                               110    Marcus     Drive
Director of Communications                               Melville,   N.Y.  11747
Web site:    www.fonar.com                               Tel:    (631)  694-2929
Email:invest2008@fonar.com                               Fax:    (631)  390-1709
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                FONAR GRANTED CONTINUED LISTING BY NASDAQ PANEL

MELVILLE, NEW YORK - December 1, 2008 -- FONAR Corporation (NASDAQ-FONR), the Inventor of MR Scanning{trademark}, today announced that The NASDAQ Listing Qualifications Panel ("NASDAQ Panel") has granted the Company's request for continued listing on The NASDAQ Capital Market, subject to the condition that, on or before January 15, 2009, the Company file a Current Report on Form 8-K with the Securities and Exchange Commission, evidencing the Company's compliance with the NASDAQ shareholders' equity requirement of $2.5 million, or demonstrating its compliance with one of the alternative listing criteria. While the Company is taking steps to comply with the terms of the NASDAQ Panel decision, there can be no assurance that the Company will be able to do so.

In its decision, the NASDAQ Panel also determined that the Company had regained compliance with NASDAQ's proxy solicitation and annual meeting requirements, as set forth in Marketplace Rules 4350(g) and 4350(e), respectively. The Company solicited proxies and subsequently held a combined annual meeting for the current and prior fiscal years on November 17, 2008. Notwithstanding, the NASDAQ Panel issued a reprimand to the Company for failure to timely solicit proxies and to hold the annual meeting for the prior fiscal year.

                                       #

UPRIGHT(R) and STAND-UP(R) are registered trademarks and The Inventor of MR Scanning(TM), Multi-Position(TM), The Proof is in the Picture(TM), Full Range of Motion(TM), pMRI(TM), Dynamic(TM), True Flow(TM), Spondylography(TM) and Spondylometry(TM) are trademarks of FONAR Corporation.

     Be sure to visit FONAR's Website for product and investor information:
                                 www.fonar.com

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.